                             PLAN OF REORGANIZATION
                           Tax-Exempt Bond Fund I and
                              Tax-Exempt Bond Fund

         The Board of Directors of Principal Investors Fund, Inc., a Maryland
corporation (the "Fund"), deems it advisable that the Tax-Exempt Bond Fund I of the Fund (the "Acquiring Fund") and the Tax-Exempt Bond Fund of the Fund (the
"Acquired Fund") engage in the reorganization described below.

         The Acquired Fund will transfer to the Acquiring Fund, and the
Acquiring Fund will acquire from the Acquired Fund, all of the assets of the
Acquired Fund on the Closing Date and will assume from the Acquired Fund all of the liabilities of the Acquired Fund in exchange for the issuance of the number of shares of the Acquiring Fund determined as provided in the following paragraphs, which shares will be subsequently distributed pro rata to the shareholders of the Acquired Fund in complete liquidation and termination of the
Acquired Fund and in exchange for all of the Acquired Fund's outstanding shares.
The Acquired Fund will not issue, sell or transfer any of its shares after the
Closing Date, and only redemption requests received by the Acquired Fund in proper form prior to the Closing Date shall be fulfilled by the Acquired Fund.
Redemption requests received by the Acquired Fund thereafter will be treated as requests for redemption of those shares of the Acquiring Fund allocable to the shareholder in question.

         The Acquired Fund will declare to its shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, for the current taxable year through the Closing Date.

         On the Closing Date, the Acquiring Fund will issue to the Acquired Fund a number of full and fractional shares of each corresponding class of the
Acquiring Fund, taken at their then net asset value, having an aggregate net asset value equal to the aggregate value of the net assets of the corresponding class of shares of the Acquired Fund. The aggregate value of the net assets of the Acquired Fund and the Acquiring Fund shall be determined in accordance with the then current Prospectus of the Acquiring Fund as of close of regularly scheduled trading on the New York Stock Exchange on the Closing Date. Class A
shares of the Acquiring Fund correspond to Class A shares of the Acquired Fund, and Class B shares of the Acquiring Fund correspond to Class B shares of the
Acquired Fund.

         The transactions contemplated in this Plan shall not be effected unless the Acquiring Fund has previously acquired substantially all the assets of the
Tax-Exempt Bond Fund of WM Trust I (the "WM Acquisition") and shall be effected immediately after the WM Acquisition. For purposes of the preceding paragraph, the aggregate net assets of the Acquiring Fund shall mean the aggregate net assets of the Acquiring Fund after the WM Acquisition.

         The closing of the transactions contemplated in this Plan (the
"Closing") shall be held at the offices of Principal Management Corporation, 680
8th Street, Des Moines, Iowa 50392-2080 at 3:00 p.m. Central Time on January 12,
2007, or on such earlier or later date as fund management may determine. The date on which the Closing is to be held as provided in this Plan shall be known as the "Closing Date."

         In the event that on the Closing Date (a) the New York Stock Exchange is closed for other than customary weekend and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for the Acquiring Fund or the Acquired Fund to fairly determine the value of its assets, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed or to such other date determined by fund management.

         As soon as practicable after the Closing, the Acquired Fund shall (a)
distribute on a pro rata basis to the shareholders of record of each class of shares of the Acquired Fund at the close of business on the Closing Date the shares of the corresponding class of the Acquiring Fund received by the Acquired
Fund at the Closing in exchange for all of the Acquired Fund's outstanding shares, and (b) be liquidated in accordance with applicable law and the Fund's
Articles of Incorporation.

         For purposes of the distribution of shares of the Acquiring Fund to shareholders of the Acquired Fund, the Acquiring Fund shall credit on its books an appropriate number of shares to the account of each shareholder of the
Acquired Fund. No certificates will be issued for shares of the Acquiring Fund.
After the Closing Date and until surrendered, each outstanding certificate, if any, which, prior to the Closing Date, represented shares of the Acquired Fund, shall be deemed for all purposes of the Fund's Articles of Incorporation and
Bylaws to evidence the appropriate number of shares of the Acquiring Fund to be credited on the books of the Acquiring Fund in respect of such shares of the
Acquired Fund as provided above.

         Prior to the Closing Date, the Acquired Fund shall deliver to the
Acquiring Fund a list setting forth the assets to be assigned, delivered and transferred to the Acquiring Fund, including the securities then owned by the
Acquired Fund and the respective federal income tax bases (on an identified cost basis) thereof, and the liabilities to be assumed by the Acquiring Fund pursuant to this Plan.

         All of the Acquired Fund's portfolio securities shall be delivered by the Acquired Fund's custodian on the Closing Date to the Acquiring Fund or its custodian, either endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the practice of brokers or, if such securities are held in a securities depository within the meaning of
Rule 17f-4 under the Investment Company Act of 1940, transferred to an account in the name of the Acquiring Fund or its custodian with said depository. All cash to be delivered pursuant to this Plan shall be transferred from the
Acquired Fund's account at its custodian to the Acquiring Fund's account at its custodian. If on the Closing Date the Acquired Fund is unable to make good delivery to the Acquiring Fund's custodian of any of the Acquired Fund's portfolio securities because such securities have not yet been delivered to the
Acquired Fund's custodian by its brokers or by the transfer agent for such securities, then the delivery requirement with respect to such securities shall be waived, and the Acquired Fund shall deliver to the Acquiring Fund's custodian on or by said Closing Date with respect to said undelivered securities executed copies of an agreement of assignment in a form satisfactory to the Acquiring
Fund, and a due bill or due bills in form and substance satisfactory to the custodian, together with such other documents including brokers' confirmations, as may be reasonably required by the Acquiring Fund.

         This Plan may be abandoned and terminated, whether before or after action thereon by the shareholders of the Acquired Fund and notwithstanding favorable action by such shareholders, if the Board of Directors believe that the consummation of the transactions contemplated hereunder would not be in the best interests of the shareholders of either Fund. This Plan may be amended by the Board of Directors at any time, except that after approval by the shareholders of the Acquired Fund no amendment may be made with respect to the
Plan which in the opinion of the Board of Directors materially adversely affects the interests of the shareholders of the Acquired Fund.

         Except as expressly provided otherwise in this Plan, Principal
Management Corporation will pay or cause to be paid all out-of-pocket fees and expenses incurred by the Acquired Fund and the Acquiring Fund in connection with the transactions contemplated under this Plan, including, but not limited to, accountants' fees, legal fees, registration fees, printing expenses, transfer taxes (if any) and the fees of banks and transfer agents.

     IN WITNESS  WHEREOF,  each of the parties hereto has caused this Plan to be executed by its  President  or Vice  President  as of the ___ day of  _________,
2006.

PRINCIPAL INVESTORS FUND, INC.                       PRINCIPAL INVESTORS FUND, INC.
on behalf of the following Acquired Fund:            on behalf of the following Acquiring Fund:
     Tax-Exempt Bond Fund                                 Tax-Exempt Bond Fund I

By: ________________________________                          By: ________________________________
      Ralph C. Eucher                                               Michael J. Beer
      President                                                     Executive Vice President

Principal Management Corporation agrees to the provisions set forth in the last paragraph of this Plan.

PRINCIPAL MANAGEMENT CORPORATION

By:_________________________________
      Ralph C. Eucher
      President